Exhibit 10(c)

COMMERCE BANCSHARES, INC.
STOCK PURCHASE PLAN FOR NON‑EMPLOYEE DIRECTORS

1.    Purpose

The Stock Purchase Plan for Non‑Employee Directors (the "Plan") is intended to provide a means by which individuals who serve as directors (including advisory or honorary directors) of, but are not employees of, Commerce Bancshares, Inc. (the "Company") or any subsidiary of the Company (the "Non‑Employee Directors") may increase their proprietary interest in the success and progress of the Company as the owners of additional shares of the Common Stock of the Company.

2.     Administration

The Plan shall be administered by the Compensation and Human Resources Committee of the Board of Directors of the Company, which shall consist solely of two or more directors who are non-employee directors under Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision thereto. The Committee shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe, and implement the provisions of the Plan. The Committee may obtain such advice or assistance as it deems appropriate from persons not serving on the Committee.

3.     Eligibility

    The only persons eligible to participate in the Plan shall be the Non‑Employee Directors of the Company or any subsidiary of the Company. Each Non‑Employee Director who shall elect to participate in the Plan is hereinafter referred to as a Participant.

4.     Stock

    (a)     The shares of stock subject to purchase under the Plan shall be shares of the Company's $5 par value Common Stock, either authorized but unissued or issued and held in treasury (the "Common Stock"). Immediately before the date this amendment was adopted by the Board, the number of shares authorized by the Board under the Plan was the sum of 160,216, plus adjustments set forth in sub-paragraph (b) below. Subject to future adjustment as provided in sub-paragraph 4 (b) below, the total number of shares authorized under the Plan as of April 17, 2013 is increased by an additional 120,000 shares.

    (b)     In the event of any stock dividend, stock split, combination of shares or other change in the capitalization of the Company, appropriate adjustment shall be made in the number and kind of shares authorized under the Plan and credited to a Participant's account as of the effective date thereof

5.     Election to Participate

    (a)     Each Non‑Employee Director serving as such on the Effective Date of the Plan shall have the right to elect to participate in the Plan as of the Effective Date by executing and causing to be delivered to the Secretary of the Company the appropriate election form prior to the Effective Date. Each individual becoming a Non‑Employee Director on or after July 1, 1989, shall have the right to elect to participate in the Plan if the appropriate election form shall be delivered to the Secretary of the Company during the year of such individual's election as a director of the Company or any subsidiary of the Company with participation commencing on the date such election is received. Any Non‑Employee Director who shall not previously have elected to participate in the Plan shall have the right at any time to elect to participate in the Plan as of the first day of January next succeeding the date on which the appropriate election form is delivered to the Secretary of the Company.

    (b)     An election to participate once made shall continue in effect from year to year until the Participant shall either cause written notice to be delivered to the Secretary of the Company that his participation shall cease as of the end of the calendar year in which such notice is delivered or until the resignation, death or disability of the Participant.

(c)    Notwithstanding the provisions of subsections (a) and (b) of this Section 5, each individual who shall become a Non-Employee Director of the Company on or after May 1, 1991, shall participate in the Plan effective with the date of such individual's election. A Non-Employee Director of the Company shall continue to participate until the resignation, non-reelection, death or disability of such Non-Employee Director of the Company.

6.     Contributions

    (a)     From and after the date of participation, the compensation which would otherwise be paid in cash to each Participant during a calendar month as a retainer for serving as a member of a board of directors and for meetings of the board of directors (or any committee thereof) of which such Participant is a member (the "fees") shall be retained by the Company (and in the case of service as a director of a subsidiary paid to the Company prior to the last business day of each calendar month by such subsidiary). Concurrently, the Company shall contribute on behalf of each Participant on the Board of Directors of the Company, and each subsidiary shall contribute on behalf of each Participant on its board of directors by paying to the Company, an additional amount equal to 25% of such fees to be credited, together with the fees, to an account in the Participant's name on the books and records of the Company as of the last business day of each month.

    (b)     Any Non‑Employee Director who shall not elect to participate in the Plan shall have all compensation earned in connection with service as a director or for meetings of the board of directors paid in cash.

    (c)     No other contributions may be made by a Participant to the Plan.

7.     Purchase of Common Stock

    As of the last business day of each calendar month, the cash balance of each Participant's account will be divided by the last sale price of the Common Stock as reported by the National Market System of NASDAQ on the last business day of such month, or if no sale price is reported, the next preceding day for which a sale price is reported. The Participant's account shall thereupon be credited with the equivalent number of whole shares of Common Stock so determined. Any portion of the fees not so invested shall be carried forward for investment in the next month, subject to Section 5(b) hereof.

8.     Distributions from the Plan

    (a)     As soon as practicable after the end of each calendar year, a certificate shall be issued to each Participant for the number of equivalent shares of Common Stock credited to the Participant's account under the Plan during the preceding calendar year. Any cash amounts remaining in a Participant's account as of each calendar year end will be carried forward for investment under the terms of the Plan during the next succeeding year, unless a Participant shall have terminated his participation in the Plan in which case such cash balance will be distributed to such terminated Participant.

    (b)    At such time as a Participant shall cease to be a Non-Employee Director or shall elect to terminate participation in the Plan, shares of Common Stock equivalent to the shares credited to such Participant's account, together with any cash credit in such account, will be distributed to such terminated Participant as soon as practicable after such termination of participation.

    (c)     In the event of the death of a Participant, the equivalent shares, together with any cash credited to the deceased Participant's account as of the end of the month in which such death shall occur, shall be distributed as soon as practicable thereafter (i) to the beneficiary designated by the Participant, or (ii) if no such designation shall have been made or the beneficiary not survive the Participant, to the Participant's estate. Any designation of beneficiary (which may be any person, trust or other entity) may be made, revoked or amended solely by the Participant at any time, which designation shall be effective upon receipt by the Secretary of the Company.

9.     Amendment of the Plan

    The Board of Directors of the Company may from time to time alter, amend, suspend or discontinue the Plan except that no alteration or amendment shall be made more than once in every twelve‑month period with respect to eligibility for participation or varying the date on or price at which the number of equivalent shares of Common Stock will be credited to a Participant's account.

10.     Miscellaneous

    (a)     Nothing in this Plan shall be deemed to create any obligation on the part of the Board of Directors of the Company to nominate any director for re‑election by the Company's shareholders or any obligation on the part of the Company to cause its shares of stock of a subsidiary to be voted for the re‑election of any director of a subsidiary of the Company.

    (b)     Until the issuance of stock certificates, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Common Stock purchased under this Plan.

(c)     Except for a qualified domestic relations order as provided Section 414(p) of the Internal Revenue Code, none of the benefits under the Plan are subject to the claims of creditors of participants or their beneficiaries, nor are they subject to attachment, garnishment or any other legal process. Neither a Participant nor such Participant's beneficiary may assign, sell, borrow on or otherwise encumber a beneficial interest in the Plan nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements or torts of any Participant or beneficiary.

(d)     For purposes of this Plan, a "subsidiary" is any organization which issues voting stock and of such issued and outstanding stock the Company owns over 50% thereof.